Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal 2026 results

•	Results included a $337 million pre-tax loss related to the delayed completion of a Construction Management project

•	Excluding this project’s impacts, margins, earnings and cash flow were strong

•	Backlog increased 13% to a new record driven by a 1.6 book-to-burn ratio

•	Updated fiscal 2026 financial guidance to reflect the financial impacts from the Construction Management project charge, including impacts to cash flow, and lower fiscal 2026 NSR growth expectations

DALLAS (August 10, 2026) — AECOM (NYSE:ACM), the trusted global infrastructure leader, today reported third quarter fiscal 2026 results.

(from Continuing Operations; $ in millions, except EPS)	As Reported (GAAP)	YoY % Change	Adjusted[2] (Non-GAAP)	YoY % Change
Revenue	$3,586	(14)%	--	--
Net Service Revenue (NSR)[1]	--	--	$1,609	(16)%
Operating Income	$(76)	NM	$(49)	NM
Segment Operating Margin[3]	--	--	(1.0)%	(1,810	) bps
Net Income	$(84)	NM	$(64)	NM
EPS (Fully Diluted)	$(0.65)	NM	$(0.50)	NM
EBITDA[5]	--	--	$(8)	NM
EBITDA Margin[4]	--	--	(0.3)%	(1,790	) bps
Operating Cash Flow	$95	(66)%	--	--
Free Cash Flow[8]	--	--	$55	(79)%
Total Backlog[6]	$27,816	13%

Construction Management Project Impact

(from Continuing Operations; $ in millions, except EPS)	Adjusted[2] (Non-GAAP)	Const. Mgmt. Project Charge Impact		Metrics Excl. Const. Mgmt. Project Charge	YoY % Change
Net Service Revenue (NSR)[1]	$1,609	$337		$1,946	2%
Segment Adj. Operating Margin	(1.0)%	1,750	bps	16.5%	(60	) bps
Adj.[2] EBITDA[5]	$(8)	$337		$329	5%
Adj.[2] EBITDA Margin[4]	(0.3)%	1,730	bps	17.0%	(60	) bps
Adj.[2] EPS	$(0.50)	$1.99		$1.49	11%

•	Included in AECOM’s third quarter results is a $337 million pre-tax charge resulting from a higher projected cost to complete a Construction Management project.

•	The project was awarded in 2019 under terms and conditions that would not be acceptable after the substantial changes the Company implemented to its risk policies several years ago.

•	The project is expected to achieve substantial completion during the second quarter of fiscal 2027.

•	The Company is pursuing claims related to its work on the project and confidence in recovery has been validated by successes on initial matters that have been ruled upon to date; however, it will likely take several years and litigation to fully resolve all matters.

•	As a result, the Company is now projecting full year free cash flow of approximately $300 million.

“We are disappointed by the loss we took this quarter on the Construction Management project,” said Troy Rudd, AECOM’s chairman and chief executive officer. “The project is nearing completion, but lower subcontractor productivity is driving a delayed completion and a higher estimated cost to complete. This project was bid in 2019 under terms and conditions that would not clear our substantially transformed risk processes today. Beyond this, the quarter included several key highlights, including record wins and an all-time high backlog, which make us very confident in the health of the business.”

“Our momentum continues to build, as we win work at a record pace and gain further share in the marketplace,” said Lara Poloni, AECOM’s president. “In fact, our backlog increased by 13% and we were successful in capturing two of the largest recompetes in our Company’s history that also include significantly expanded scope. We are well positioned to capitalize on growing demand in our markets with our strengthened value proposition for clients, which is supported by our number one rankings across our key markets, as well as our expanding addressable market through our Advisory capabilities.”

“We have a strong balance sheet and healthy underlying cash flow,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “As a result, we are able to operate with certainty while continuing to invest in organic growth initiatives that underpin the expanding value we deliver to clients. Against the current backdrop, our positive free cash flow and expectation for the full year demonstrates the resilience of our business and strength of our markets.”

Third Quarter Summary:

•	Reflecting as reported GAAP performance from continuing operations, third quarter revenue of $3.6 billion reflected a 14% decrease over the prior year; the Company also reported an operating loss of $76 million, net loss of $84 million and diluted loss per share of $0.65.

-	Third quarter results included a $337 million pre-tax charge on a Construction Management project, which impacted both the Company’s revenue and profitability in the quarter.

•	Net service revenue[1] increased by 4% in the design business and increased 5% when adjusted for a fewer working day compared to the prior year period, driven by 6% and 4% growth in the Americas and International, respectively.

•	Excluding the Construction Management charge, both the segment adjusted[2] operating margin[3] and the adjusted[2] EBITDA margin[4] would have decreased by 60 basis points to 16.5% and 17.0%, respectively.

•	Adjusted[2] EBITDA[5] and adjusted[2] EPS after excluding the Construction Management charge would have increased by 5% and 11% to $329 million and $1.49, respectively.

•	Total backlog[6] increased by 13% to a record high, driven by a record $4.2 billion in wins that resulted in a 1.6 book-to-burn[7] ratio.

-	Total design wins of $4.0 billion contributed to a 1.6 book-to-burn ratio in the design business, including a 1.8 book-to-burn ratio in the Americas design business and a 1.4 book-to-burn ratio in the International segment.

-	The design pipeline increased again to a new all-time high, including growth in both early-stage and late-stage pursuits, even as the Company delivered record wins in the quarter.

Cash Flow and Capital Allocation

•	Cash flow excluding the impact of the Construction Management project remains strong and AECOM expects to deliver on its long-term 100%+ free cash flow conversion target once the Construction Management project headwinds subside.

•	The Company remains committed to its returns-based capital allocation policy, which in the near-term will be prioritized towards its organic growth investments and its quarterly dividend program.

•	The Company maintains a strong balance sheet with net leverage[9] of 1.5x.

Fiscal 2026 and Long-Term Financial Guidance

•	AECOM updated its fiscal 2026 earnings guidance to reflect the impacts of the Construction Management charge.

•	The Company’s guidance also contemplates higher than expected margin performance excluding the Construction Management charge, offset by lower expected NSR growth primarily attributable to delayed project starts in the Construction Management business and ongoing conflict in the Middle East.

•	As a result, the Company’s fiscal 2026 guidance now includes expectations for:

‒	Adjusted[2] EPS of between $3.95 and $4.15 and adjusted[2] EBITDA[5] of between $935 million and $965 million.

‒	Total NSR[1] of between $7.30 and $7.35 billion.

‒	Free cash flow[8] of approximately $300 million.

-	An average fully diluted share count of 130 million.

-	An adjusted effective tax rate of approximately 19%.

•	Excluding the Construction Management charge, the Company’s guidance contemplates the following:

-	Total NSR of between $7.65 and $7.70 billion.

-	A segment adjusted operating margin[3] of 17.0% and an adjusted EBITDA margin[4] of 17.4%.

-	Adjusted[2] EPS of between $5.90 and $6.10 and adjusted[2] EBITDA[5] of between $1,275 million and $1,305 million, which is consistent with the Company’s prior guidance.

•	In addition, the Company reaffirmed its long-term financial targets, which includes its expectation to deliver a 20%+ margin exit rate by fiscal 2028 and to grow adjusted[2] EPS at a 15%+ CAGR from fiscal 2026 to fiscal 2029, excluding the Construction Management charge.

•	See the Regulation G Information tables at the end of this release for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Business Segments

Americas

Revenue in the third quarter was $2.6 billion, a 20% decrease from the prior year. Net service revenue1 in the third quarter was $808 million, a 29% decrease from the prior year, which included 6% growth in the Americas design business after adjusting for one fewer working day in the period compared to the prior year.

Operating loss was $139 million and on an adjusted2 basis was a loss of $130 million. Excluding the Construction Management charge, the adjusted operating margin on net service revenue decreased by 250 basis points over the prior year to 18.0%. This decline is primarily driven by record amounts of business development activity and the timing of Construction Management project starts, which was partially offset by benefits from a continued focus on driving operating efficiencies across the business.

Backlog in the Americas segment grew by 8% to a new record high, driven by a 1.8 book-to-burn ratio7. The Americas design business book-to-burn ratio was driven by strong wins across each of the Company’s transportation, water, environment and facilities markets.

International

Revenue in the third quarter was $953 million, a 6% increase from the prior year. Net service revenue1 was $800 million, a 4% increase from the prior year, driven by strong growth in the U.K and Australian markets.

Operating income increased by 21% over the prior year to $109 million and on an adjusted2 basis increased 26% to $114 million. The adjusted operating margin on net service revenue was 14.3%, an increase of 240 basis points, which included the benefits from improved growth and from restructuring actions taken within the last year.

Backlog in the International segment grew 28% over the prior year to a new record high, driven by a 1.4 book-to-burn ratio7 and strong wins in the U.K. and Middle East markets.

Tax Rate

The effective tax rate was 24.9% in the third quarter. On an adjusted2 basis, the effective tax rate was 24.8%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income10. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis, unless otherwise noted.

2 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

3 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

4 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

5 Net income before interest expense, tax expense, depreciation and amortization.

6 Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries and includes the proportionate share of work expected to be performed by unconsolidated joint ventures.

7 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures and excludes the impact of the Construction Management charge.

8 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2025. Learn more at aecom.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements that relate to our future revenues, expenditures and business trends; future reduction of our self-perform at-risk construction exposure; future accounting estimates; future contractual performance obligations; future conversions of backlog; future capital allocation priorities, including common stock repurchases, future trade receivables, future debt pay downs; future tax benefits and expenses, and the impact of future tax laws; future legal claims and insurance coverage; future costs savings; and other future economic and industry conditions. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; government shutdowns; changes in administration or other funding directives and circumstances that cause governmental agencies to modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; long-term government contracts are subject to uncertainties related to government contract appropriations; losses under fixed-price contracts; our ability to successfully and timely perform our contractual obligations and to recover claims for additional contract costs; potential liquidated damages under our contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; changes in government laws, regulations and policies, including failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; our capital allocation strategy, including our ability to continue payment of dividends and repurchase stock; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events, and conflicts; inflation, currency exchange rates and interest rate fluctuations; changes in capital markets and stock market volatility; retaining and recruiting key technical and management personnel; legal claims and litigation; inadequate insurance coverage; environmental law compliance and inadequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital’s real estate development; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and any future proceeds owed to us as part of the transactions could be lower than we expect; risks associated with our strategic initiatives, including AI investments and potential acquisitions and divestitures; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This communication contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this communication. The Company is unable to reconcile certain of its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income. The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue. In addition, the Company is unable to provide a reconciliation of its guidance for financial metrics excluding the Construction Management business due to uncertainties in these non-operating items as well as other adjustments to these measures.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2026	June 30, 2025	% Change	June 30, 2026	June 30, 2025	% Change
Revenue	$3,586,067	$4,178,440	(14.2)%	$11,218,044	$11,964,205	(6.2)%
Cost of revenue	3,620,109	3,851,490	(6.0)%	10,674,596	11,078,090	(3.6)%
Gross (loss) profit	(34,042)	326,950	(110.4)%	543,448	886,115	(38.7)%
Equity in earnings of joint ventures	4,512	5,290	(14.7)%	23,461	21,707	8.1%
General and administrative expenses	(34,368)	(38,163)	(9.9)%	(119,508)	(118,676)	0.7%
Restructuring and acquisition costs	(12,082)	-	NM	(53,580)	-	NM
(Loss) income from operations	(75,980)	294,077	(125.8)%	393,821	789,146	(50.1)%

Other income (expense)	5,028	823	510.9%	23,484	(1,001)	(2446.1)%
Interest income	12,024	14,063	(14.5)%	39,477	45,157	(12.6)%
Interest expense	(47,641)	(40,198)	18.5%	(143,477)	(125,437)	14.4%
(Loss) income from continuing operations before taxes	(106,569)	268,765	(139.7)%	313,305	707,865	(55.7)%
Income tax (benefit) expense for continuing operations	(26,569)	65,148	(140.8)%	39,355	145,618	(73.0)%
(Loss) income from continuing operations	(80,000)	203,617	(139.3)%	273,950	562,247	(51.3)%
Loss from discontinued operations	(2,888)	(43,880)	(93.4)%	(73,038)	(63,766)	14.5%
Net (loss) income	(82,888)	159,737	(151.9)%	200,912	498,481	(59.7)%

Net income attributable to noncontrolling interests from continuing operations	(3,824)	(28,771)	(86.7)%	(33,244)	(55,953)	(40.6)%
Net income attributable to noncontrolling interests from discontinued operations	-	-	NM	-	(1,126)	(100.0)%
Net income attributable to noncontrolling interests	(3,824)	(28,771)	(86.7)%	(33,244)	(57,079)	(41.8)%

Net (loss) income attributable to AECOM from continuing operations	(83,824)	174,846	(147.9)%	240,706	506,294	(52.5)%
Net loss attributable to AECOM from discontinued operations	(2,888)	(43,880)	(93.4)%	(73,038)	(64,892)	12.6%
Net (loss) income attributable to AECOM	$(86,712)	$130,966	(166.2)%	$167,668	$441,402	(62.0)%

Net (loss) income attributable to AECOM per share:
Basic continuing operations per share	$(0.65)	$1.32	(149.2)%	$1.86	$3.82	(51.3)%
Basic discontinued operations per share	(0.02)	(0.33)	(93.9)%	(0.56)	(0.49)	14.3%
Basic earnings per share	$(0.67)	$0.99	(167.7)%	$1.30	$3.33	(61.0)%

Diluted continuing operations per share	$(0.65)	$1.31	(149.6)%	$1.85	$3.80	(51.3)%
Diluted discontinued operations per share	(0.02)	(0.33)	(93.9)%	(0.56)	(0.49)	14.3%
Diluted earnings per share	$(0.67)	$0.98	(168.4)%	$1.29	$3.31	(61.0)%

Weighted average shares outstanding:
Basic	128,564	132,301	(2.8)%	129,393	132,411	(2.3)%
Diluted	128,564	133,078	(3.4)%	130,071	133,281	(2.4)%

NM — not meaningful

AECOM

Balance Sheet Information

(unaudited - in thousands)

	June 30, 2026	September 30, 2025
Balance Sheet Information:
Total cash and cash equivalents	$1,012,932	$1,585,739
Accounts receivable and contract assets – net	4,504,507	4,282,326
Working capital	340,266	801,411
Total debt, excluding unamortized debt issuance costs	2,745,196	2,743,719
Total assets	12,026,900	12,200,249
Total AECOM stockholders’ equity	2,193,260	2,492,584

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended June 30, 2026
Revenue	$2,632,802	$953,045	$220	$-	$3,586,067
Cost of revenue	2,775,826	844,283	-	-	3,620,109
Gross (loss) profit	(143,024)	108,762	220	-	(34,042)
Equity in earnings (loss) of joint ventures	4,373	(80)	219	-	4,512
General and administrative expenses	-	-	(1,575)	(32,794)	(34,369)
Restructuring and acquisition costs	-	-	-	(12,082)	(12,082)
(Loss) income from operations	$(138,651)	$108,682	$(1,136)	$(44,876)	$(75,981)

Gross (loss) profit as a % of revenue	(5.4)%	11.4%	-	-	(0.9)%

Three Months Ended June 30, 2025
Revenue	$3,277,136	$901,198	$106	$-	$4,178,440
Cost of revenue	3,038,353	813,137	-	-	3,851,490
Gross profit	238,783	88,061	106	-	326,950
Equity in earnings of joint ventures	2,198	2,167	925	-	5,290
General and administrative expenses	-	-	(2,265)	(35,898)	(38,163)
Income (loss) from operations	$240,981	$90,228	$(1,234)	$(35,898)	$294,077

Gross profit as a % of revenue	7.3%	9.8%	-	-	7.8%

Nine Months Ended June 30, 2026
Revenue	$8,521,658	$2,696,166	$220	$-	$11,218,044
Cost of revenue	8,231,988	2,442,572	36	-	10,674,596
Gross profit	289,670	253,594	184	-	543,448
Equity in earnings of joint ventures	13,730	8,095	1,636	-	23,461
General and administrative expenses	-	-	(5,612)	(113,896)	(119,508)
Restructuring and acquisition costs	-	-	-	(53,580)	(53,580)
Income (loss) from operations	$303,400	$261,689	$(3,792)	$(167,476)	$393,821

Gross profit as a % of revenue	3.4%	9.4%	-	-	4.8%

Contracted backlog	$8,861,199	$4,868,883	$-	$-	$13,730,082
Awarded backlog	10,479,904	3,606,122	-	-	14,086,026
Total backlog	$19,341,103	$8,475,005	$-	$-	$27,816,108

Total backlog – Design only	$17,661,072	$8,475,005	$-	$-	$26,136,077

Nine Months Ended June 30, 2025
Revenue	$9,285,863	$2,677,941	$401	$-	$11,964,205
Cost of revenue	8,644,327	2,433,763	-	-	11,078,090
Gross profit	641,536	244,178	401	-	886,115
Equity in earnings of joint ventures	12,571	9,071	65	-	21,707
General and administrative expenses	-	-	(7,467)	(111,209)	(118,676)
Income (loss) from operations	$654,107	$253,249	$(7,001)	$(111,209)	$789,146

Gross profit as a % of revenue	6.9%	9.1%	-	-	7.4%

Contracted backlog	$8,836,509	$4,614,568	$-	$-	$13,451,077
Awarded backlog	9,136,644	2,000,150	-	-	11,136,794
Total backlog	$17,973,153	$6,614,718	$-	$-	$24,587,871

Total backlog – Design only	$16,499,843	$6,614,718	$-	$-	$23,114,561

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Nine Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Americas
Revenue	$2,632.7	$2,911.6	$3,277.2	$8,521.6	$9,285.9
Less: Pass-through revenue	1,824.3	1,717.3	2,098.3	5,404.2	5,931.4
Net service revenue	$808.4	$1,194.3	$1,178.9	$3,117.4	$3,354.5

International
Revenue	$953.1	$889.6	$901.2	$2,696.2	$2,678.0
Less: Pass-through revenue	152.6	135.5	142.6	405.4	426.9
Net service revenue	$800.5	$754.1	$758.6	$2,290.8	$2,251.1

Segment Performance (excludes ACAP)
Revenue	$3,585.8	$3,801.2	$4,178.4	$11,217.8	$11,963.9
Less: Pass-through revenue	1,976.9	1,852.8	2,240.9	5,809.6	6,358.3
Net service revenue	$1,608.9	$1,948.4	$1,937.5	$5,408.2	$5,605.6

Consolidated
Revenue	$3,586.0	$3,801.2	$4,178.5	$11,218.0	$11,964.3
Less: Pass-through revenue	1,976.9	1,852.8	2,240.9	5,809.6	6,358.3
Net service revenue	$1,609.1	$1,948.4	$1,937.6	$5,408.4	$5,606.0

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025
Short-term debt	$2.6	$2.2	$4.7
Current portion of long-term debt	60.2	60.7	68.5
Long-term debt, excluding unamortized debt issuance costs	2,682.4	2,684.8	2,475.0
Total debt	2,745.2	2,747.7	2,548.2
Less: Total cash and cash equivalents	1,012.9	1,034.3	1,794.1
Net debt	$1,732.3	$1,713.4	$754.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net cash provided by operating activities	$95.2	$3.8	$283.7	$169.2	$625.5
Capital expenditures, net	(40.1)	(31.2)	(22.0)	(99.6)	(74.4)
Free cash flow	$55.1	$(27.4)	$261.7	$69.6	$551.1

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA with Noncontrolling Interests (NCI) to Adjusted EBITDA
(Loss) income from operations	$(76.0)	$247.8	$294.1	$393.8	$789.2
Noncore AECOM Capital loss	1.1	1.5	1.3	3.8	7.0
Restructuring and acquisition costs	12.1	13.6	-	53.6	-
Amortization of intangible assets	13.9	17.1	0.3	43.9	1.8
Adjusted (loss) income from operations	$(48.9)	$280.0	$295.7	$495.1	$798.0
Other income (expense)	5.1	10.5	0.8	23.5	(1.0)
Fair value adjustment included in other income	(2.2)	(7.9)	1.3	(15.2)	6.8
Depreciation	40.7	38.9	42.9	117.3	122.6
Adjusted EBITDA with noncontrolling interests (NCI)	$(5.3)	$321.5	$340.7	$620.7	$926.4
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(2.9)	(9.4)	(27.9)	(30.0)	(52.5)
Adjusted EBITDA	$(8.2)	$312.1	$312.8	$590.7	$873.9

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
(Loss) income from continuing operations before taxes	$(106.6)	$221.6	$268.8	$313.3	$707.9
Noncore AECOM Capital loss	1.1	1.5	1.2	3.8	6.9
Fair value adjustment	(2.8)	(8.3)	1.1	(16.6)	6.1
Restructuring and acquisition costs	12.1	13.6	-	53.6	-
Amortization of intangible assets	13.9	17.1	0.3	43.9	1.8
Financing charges in interest expense	1.4	3.5	1.3	6.3	3.9
Adjusted (loss) income from continuing operations before taxes	$(80.9)	$249.0	$272.7	$404.3	$726.6

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax (benefit) expense for continuing operations	$(26.6)	$26.9	$65.2	$39.3	$145.7
Tax effect of the above adjustments(1) and valuation allowance	5.6	6.2	0.7	19.6	5.0
Adjusted income tax (benefit) expense for continuing operations	$(21.0)	$33.1	$65.9	$58.9	$150.7

(1)Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net (loss) income attributable to AECOM from continuing operations	$(83.9)	$184.2	$174.8	$240.7	$506.2
Noncore AECOM Capital loss, net of NCI	1.1	1.5	1.3	3.8	7.0
Fair value adjustment	(2.8)	(8.3)	1.1	(16.6)	6.1
Restructuring and acquisition costs	12.1	13.6	-	53.6	-
Amortization of intangible assets	13.9	17.1	0.3	43.9	1.8
Financing charges in interest expense	1.4	3.5	1.2	6.3	3.8
Tax effect of the above adjustments(1) and valuation allowance	(5.6)	(6.2)	(0.7)	(19.6)	(5.0)
Adjusted net (loss) income attributable to AECOM from continuing operations	$(63.8)	$205.4	$178.0	$312.1	$519.9

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net (loss) income attributable to AECOM from continuing operations per diluted share	$(0.65)	$1.42	$1.31	$1.85	$3.80
Per diluted share adjustments:
Noncore AECOM Capital loss, net of NCI	0.01	0.01	0.01	0.03	0.05
Fair value adjustment	(0.02)	(0.06)	0.01	(0.13)	0.05
Restructuring and acquisition costs	0.09	0.11	-	0.41	-
Amortization of intangible assets	0.10	0.13	-	0.34	0.01
Financing charges in interest expense	0.01	0.03	0.01	0.05	0.03
Tax effect of the above adjustments(1) and valuation allowance	(0.04)	(0.05)	-	(0.15)	(0.04)
Adjusted net (loss) income attributable to AECOM from continuing operations per diluted share	$(0.50)	$1.59	$1.34	$2.40	$3.90

Weighted average shares outstanding – basic	128.6	128.7	132.3	129.4	132.4
Weighted average shares outstanding – diluted	128.6	129.2	133.1	130.1	133.3

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted EBITDA
Net (loss) income attributable to AECOM from continuing operations	$(83.9)	$184.2	$174.8	$240.7	$506.2
Income tax (benefit) expense	(26.6)	26.9	65.2	39.3	145.7
Depreciation and amortization	55.9	59.5	44.4	167.4	128.3
Interest income, net of NCI	(11.0)	(12.8)	(13.1)	(36.3)	(41.7)
Interest expense	47.7	50.5	40.2	143.5	125.4
Amortized bank fees included in interest expense	(1.3)	(3.5)	(1.2)	(6.2)	(3.9)
Noncore AECOM Capital loss, net of NCI	1.1	1.5	1.3	3.8	7.0
Fair value adjustment included in other income	(2.2)	(7.8)	1.2	(15.1)	6.9
Restructuring and acquisition costs	12.1	13.6	-	53.6	-
Adjusted EBITDA	$(8.2)	$312.1	$312.8	$590.7	$873.9

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Reconciliation of Segment Income from Operations to Adjusted Segment Income from Operations
Americas Segment:
Segment (loss) income from operations	$(138.7)	$227.9	$240.9	$303.3	$654.1
Amortization of intangible assets	8.5	10.6	0.4	27.2	1.8
Adjusted segment (loss) income from operations	$(130.2)	$238.5	$241.3	$330.5	$655.9

International Segment:
Segment Income from operations	$108.7	$77.0	$90.2	$261.7	$253.2
Amortization of intangible assets	5.4	6.6	-	16.8	-
Adjusted segment income from operations	$114.1	$83.6	$90.2	$278.5	$253.2

Segment Performance (excludes ACAP & G&A):
Segment (loss) income from operations	$(30.0)	$304.9	$331.1	$565.0	$907.3
Amortization of intangible assets	13.9	17.2	0.4	44.0	1.8
Adjusted segment (loss) income from operations	$(16.1)	$322.1	$331.5	$609.0	$909.1

 AECOM

Regulation G Information

FY2026 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)

Fiscal Year End 2026
GAAP EPS guidance	$2.37 to $2.87
Adjusted EPS excludes:
Amortization of intangible assets	$0.45
Amortization of deferred financing fees	$0.06
Noncore AECOM Capital	$0.03
Fair value adjustments	($0.13)
Restructuring and acquisition costs	$1.54 to $1.16
Tax effect of the above items	($0.37) to ($0.29)
Adjusted EPS guidance	$3.95 to $4.15

FY2026 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)

Fiscal Year End 2026
GAAP net income from continuing operations guidance	$354 to $419
Net income attributable to noncontrolling interest from continuing operations	($45)
Net income attributable to AECOM from continuing operations	$309 to $374
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$58
Amortization of deferred financing fees	$8
Noncore AECOM Capital	$4
Fair value adjustments	($17)
Restructuring and acquisition costs	$200 to $150
Tax effect of the above items	($48) to ($38)
Adjusted net income attributable to AECOM from continuing operations	$514 to $539
Adjusted EBITDA excludes:
Depreciation	$160
Adjusted interest expense, net	$140
Tax expense, including tax effect of above items	$121 to $126
Adjusted EBITDA guidance	$935 to $965

FY2026 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)

Fiscal Year End 2026
GAAP interest expense guidance	$190
Finance charges in interest expense	($8)
Interest income, net of NCI	($42)
Adjusted interest expense guidance, net	$140

FY2026 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)

Fiscal Year End 2026
GAAP income tax expense guidance	$73 to $88
Tax effect of adjusting items	$48 to $38
Adjusted income tax expense guidance	$121 to $126

Note: Variances in tables are due to rounding.